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                                                                    EXHIBIT 3.22


                          ARTICLES OF AMENDMENT OF THE
                            ARTICLES OF INCORPORATION

                                       OF

                             HEYWOOD WILLIAMS, INC.

Date of Incorporation: August 14, 1995

The undersigned officers of the above referenced Corporation (hereinafter referred to as the "Corporation") existing pursuant to the provisions of the Indiana Business Corporation Law, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I AMENDMENT(s)

         The exact text of Article I of the Articles of Incorporation is now as follows: "The name of the Corporation is Creation Group Holdings, Inc."

                                   ARTICLE II

         The date of each amendment's adoption: June 26, 2003.

                    ARTICLE III MANNER OF ADOPTION AND VOTE

         SECTION 2 The Shareholders of the Corporation entitled to vote in respect of the amendment adopted the proposed amendment. The amendment was adopted by unanimous written consent executed on June 26, 2003, and signed by all shareholders entitled to vote.

         I hereby verify subject to the penalties of perjury that the statements contained are true this 1st day of July, 1993.

                  ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS

         The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

         I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 27th day of June, 2003.

         Signature of current officer or chairman of the board:
         /s/ Joseph B. Trippel

         Printed name of current officer or chairman of the board:
         Joseph B. Trippel

         Signator's Title:
         Secretary